EXHIBIT 99.2

HEARING DATE AND TIME: December 8, 2015 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: December 1, 2015 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re	:
	:	Chapter 11 Case No.
MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : :	09-50026 (REG) (Jointly Administered)
: :
x

NOTICE OF HEARING ON MOTION OF WILMINGTON TRUST COMPANY, AS

GUC TRUST ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY

TO REALLOCATE AND USE DISTRIBUTABLE CASH FOR THE

PURPOSES OF FUNDING ADMINISTRATIVE AND REPORTING

FEES, COSTS AND EXPENSES OF THE GUC TRUST AND

(B) EXTENDING THE DURATION OF THE GUC TRUST

PLEASE TAKE NOTICE that on November 17, 2015, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”), of the Motors Liquidation Company GUC Trust (the “GUC Trust”), formed by the above-captioned debtors (collectively, the “Debtors”) in connection with the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, filed a motion (the “Motion”) for an order, pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code, Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015, (A) authorizing the reallocation and use of

Distributable Cash (as defined in the Motion) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2017, all as more fully described in the Motion, and that a hearing will be held before the Honorable Judge Robert E. Gerber, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, on December 8, 2015 at 9:45 a.m. (Eastern Time), or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that any responses or objections to this Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court (a) electronically in accordance with General Order M-399 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s filing system, and (b) by all other parties in interest, on a CD-ROM or 3.5 inch disk, in text-searchable portable document format (PDF) (with a hard copy delivered directly to Chambers), in accordance with the customary practices of the Bankruptcy Court and General Order M-399, to the extent applicable, and served in accordance with General Order M-399 and on (i) Gibson, Dunn & Crutcher LLP, attorneys for Wilmington Trust Company as GUC Trust Administrator, 200 Park Avenue, 47th Floor, New York, New York 10166 (Attn: Matthew J. Williams, Esq & Keith Martorana, Esq.); (ii) FTI Consulting, as the GUC Trust Monitor, 3 Times Square, 11th Floor New York, NY 10036 (Attn: Conor Tully); (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, attorneys for the United States Department of the Treasury, 1285 Avenue of the Americas, New York, NY (Attn: Douglas R. Davis, Esq. and Lauren Shumejda, Esq.); (iv) the United States Department of the Treasury, 1500 Pennsylvania Avenue NW, Room 2312, Washington, D.C. 20220 (Attn: Erik Rosenfeld); (v) Vedder Price, P.C., attorneys for

Export Development Canada, 1633 Broadway, 47th Floor, New York, New York 10019 (Attn: Michael J. Edelman, Esq. and Michael L. Schein, Esq.); and (vi) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: William K. Harrington, Esq.), so as to be received no later than December 1, 2015 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).

PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served with respect to the Motion, Wilmington Trust Company, acting in its capacity as GUC Trust Administrator may, on or after the Objection Deadline, submit to the Bankruptcy Court an order substantially in the form of the proposed order annexed to the Motion, which order may be entered with no further notice or opportunity to be heard offered to any party.

Dated:	New York, New York

November 17, 2015

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Keith Martorana 200 Park Avenue New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

HEARING DATE AND TIME: December 8, 2015 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: December 1, 2015 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re	:
	:	Chapter 11 Case No.
MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : :	09-50026 (REG) (Jointly Administered)
: :
x

MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY

TO REALLOCATE AND USE DISTRIBUTABLE CASH FOR THE

PURPOSES OF FUNDING ADMINISTRATIVE AND REPORTING

FEES, COSTS AND EXPENSES OF THE GUC TRUST AND

(B) EXTENDING THE DURATION OF THE GUC TRUST

TABLE OF CONTENTS

		Page
PRELIMINARY STATEMENT		1

JURISDICTION		3

BACKGROUND		3

I.	The Motors Liquidation Company GUC Trust	3

	(i) General Overview	3

	(ii) Term Loan Avoidance Action and its Impact on the GUC Trust	4

	(iii) Duration of the GUC Trust	6

II.	Claims Resolution and Distributions	6

III.	GUC Trust Funding	9

	(i) Initial Funding of the GUC Trust Costs and Expenses	9

	(ii) Prior Motions to Fund Costs of the GUC Trust	10

IV.	Recalls and Motions to Enforce	12

V.	GUC Trust Assets and Reserves as of September 30, 2015	13

VI.	Current Cash Needs and the 2016 Budgets	14

RELIEF REQUESTED		16

BASIS FOR RELIEF		17

I.	The GUC Trust Should Be Permitted To Reallocate and Use Distributable Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs	17

II.	The Court Should Authorize the Extension of the GUC Trust’s Duration	19

NOTICE		20

CONCLUSION		20

- i -

TABLE OF AUTHORITIES

Page(s)
Cases

In re Boylan Intern., Ltd.,
452 B.R. 43 (Bankr. S.D.N.Y. 2001)	19

Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504
(Bankr. S.D.N.Y. July 31, 2009)	5

Statutes

11 U.S.C. §105(a)	17

11 U.S.C. §1142(b)	17

28 U.S.C. § 157(a)	3

28 U.S.C. § 157(b)	3

28 U.S.C. § 1334(b)	3

Rules

Fed. R. Bankr. P. 9006(b)	17

- ii -

TO:	THE HONORABLE ROBERT E. GERBER

UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), submits this motion (the “Motion”) seeking entry of an Order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and sections 4.1 and 6.1 of the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 (together with prior iterations of such agreement, as applicable, the “GUC Trust Agreement”) (A) authorizing the reallocation and use of Distributable Cash (as defined below) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2017. In support of the foregoing, the GUC Trust Administrator respectfully represents as follows:1

PRELIMINARY STATEMENT

1. On the effective date of the Plan (the “Effective Date”), the GUC Trust was funded with cash to satisfy administrative costs (the “Administrative Costs”) and costs associated with the regulatory reporting regime imposed on the GUC Trust by certain No- Action Relief received from the U.S. Securities and Exchange Commission (the “Reporting Costs”).

[1]	Capitalized terms not defined in the Preliminary Statement shall have the meaning ascribed to them the first time they appear in the remainder of this Motion. Capitalized terms not otherwise defined in the Motion shall have the meanings ascribed to them in the Plan or the GUC Trust Agreement, as applicable. Any description herein of the terms of the Plan or the GUC Trust Agreement is qualified in its entirety by the terms of the Plan or the GUC Trust Agreement, as applicable.

2. While the GUC Trust has taken steps to minimize its costs and expenses throughout its life, unforeseen contingencies and litigation have resulted in increased costs not anticipated at the Effective Date. Recognizing as much, on three previous occasions, this Court has authorized the GUC Trust to utilize GUC Trust assets that would otherwise be distributable to beneficiaries for the purposes of funding Administrative and Reporting Costs. Each time, the GUC Trust has presented an annual budget to the Court for the use of such funds, and in each of those instances the GUC Trust has complied with such budgets in an aggregate sense.

3. Pursuant to this Motion, the GUC Trust Administrator is seeking relief from this Court to reallocate Distributable Cash, in the aggregate amount equal to (i) $9,546,800, consisting of $5,518,800 to fund the calendar year 2016 budget for Administrative Costs (the “2016 Administrative Costs Budget,” attached hereto as Exhibit B), and $4,028,000 to fund the calendar year 2016 budget for Reporting Costs (the “2016 Reporting Costs Budget,” attached hereto as Exhibit C, and together with the 2016 Administrative Costs Budget, the “2016 Budgets”),2 plus (ii) $2.5 million in “contingency funds” intended to satisfy budget overages in the event that the Recall Litigation is more active than anticipated and to deal with any other unanticipated events.

4. In addition, the GUC Trust requests an order extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2017, to provide sufficient time for the resolution of the Term Loan Avoidance Action, and to allow the GUC Trust to wind-up its affairs.

[2]	Pursuant to Section 6.4 of the GUC Trust Agreement, the GUC Trust Administrator is required to seek the approval of the 2016 Administrative Costs Budget from the GUC Trust Monitor and the DIP Lenders (no approval of the 2016 Reporting Costs Budget is required). Contemporaneously herewith, the GUC Trust Administrator has submitted the 2016 Administrative Costs Budget to the GUC Trust Monitor and the DIP Lenders for approval, but the approval period has not yet expired. The GUC Trust Administrator anticipates that it will receive the required approval; however, in the event that such approval is not obtained, the GUC Trust Administrator will inform the Court of this fact at or prior to the hearing scheduled for this matter.

JURISDICTION

5. This Court has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of this Court dated as of March 29, 2011 confirming the Plan [Docket No. 9941] (the “Confirmation Order”), Article XI of the Plan, and Sections 4.1 and 6.1 of the GUC Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

BACKGROUND

I.	The Motors Liquidation Company GUC Trust

(i) General Overview

6. The GUC Trust was established pursuant to Article VI of the Plan. The primary purposes of the GUC Trust are to resolve disputed general unsecured claims and distribute trust assets to GUC Trust beneficiaries, and to wind down the estates of the dissolved Debtors including through the resolution of the remaining secured, administrative expense and priority claims (the “SAP Claims”).

7. Pursuant to the GUC Trust Agreement, holders of disputed general unsecured claims or Term Loan Avoidance Action Claims (defined below) become entitled to receive distributions of cash from the GUC Trust if, and to the extent that, such disputed general unsecured claims or Term Loan Avoidance Action Claims become Allowed General Unsecured Claims. See GUC Trust Agreement § 5.3.

8. In addition, under the Plan, each holder of an Allowed General Unsecured Claim retains a contingent right to receive, on a pro rata basis, additional Distributable Cash (defined below), to the extent such cash is not required for the satisfaction of previously disputed general unsecured claims or costs, expenses and taxes of the GUC Trust.

Plan § 4.3.3 The GUC Trust issues units (“Trust Units”) in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of Allowed General Unsecured Claim, subject to rounding under the GUC Trust Agreement. GUC Trust Agreement § 1.1(jjjj).

9. As contemplated by the Plan, the GUC Trust Administrator obtained a no-action letter from the U.S. Securities and Exchange Commission (the “No-Action Relief”), which authorized the issuance of the Trust Units in transferable form. Transferability, while beneficial to holders of Allowed General Unsecured Claims who would otherwise be unable to liquidate their contingent beneficial interests in the GUC Trust, imposed regulatory and reporting requirements on the GUC Trust.

10. While the No-Action Relief exempts the GUC Trust from the registration requirements normally associated with publicly traded companies pursuant to section 12(g) of the Securities Exchange Act of 1934, the requirements of the No-Action Relief closely mirror those that would otherwise be imposed absent the No-Action Relief. Among others, the GUC Trust is required to (i) file quarterly Form 10-Qs, (ii) file yearly Form 10-Ks, (iii) file periodic Form 8-Ks describing any material events, (iv) establish comprehensive internal controls to ensure that the aforementioned financial reporting complies with the Sarbanes–Oxley Act of 2002 (“SOX”), and (v) provide a Wilmington Trust Company employee who must certify to compliance with SOX in his or her individual capacity.

(ii) Term Loan Avoidance Action and its Impact on the GUC Trust

11. On July 31, 2009, the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Creditors’ Committee”) commenced an adversary proceeding against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General

[3]

Prior to entry of the Conversion Order (defined below), holders of Allowed General Unsecured Claims held contingent rights to receive New GM Securities (defined below). Such entitlement was converted into an equivalent amount of cash following entry of the Conversion Order.

Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders (the “Term Loan”), styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”). See Form 10-Q Quarterly Report for Motors Liquidation Company GUC Trust for the Fiscal Quarter Ended September 30, 2015, filed November 12, 2015 (the “September 2015 Form 10-Q”) at 39-40.

12. The Term Loan Avoidance Action seeks the return of approximately $1.5 billion that had been transferred by the Debtors to the lender-defendants in satisfaction of the Term Loan pursuant to the terms of the DIP Order (as defined below), on a theory that such lenders’ security interests in the Debtors’ property were not properly perfected, and thus such lenders were unsecured creditors of the Debtors as of the bankruptcy filing. Id. The Avoidance Action Trust is the successor-plaintiff to the Term Loan Avoidance Action. Id.

13. The GUC Trust Agreement provides that defendants to the Term Loan Avoidance Action that actually disgorge any funds to the Avoidance Action Trust in respect thereof will receive an Allowed General Unsecured Claim against the Debtors’ estates (and thus the GUC Trust) in the amount of the funds actually disgorged (such claims “Term Loan Avoidance Action Claims”). See GUC Trust Agreement § 5.3. Accordingly, the GUC Trust cannot be dissolved until the Term Loan Avoidance Action is resolved. See Id. at § 4.1 (providing that this Court may approve an extension of the life of the GUC Trust “in order to resolve… the Term Loan Avoidance Action”).

14. Pursuant to a scheduling order entered on August 17, 2015 [Adv. Case 09-00504, Docket No. 153], discovery is scheduled to be completed on October 31, 2016, motions for summary judgment are due on November 15, 2016, and a trial will commence on a date to be determined by the court thereafter.

(iii) Duration of the GUC Trust

15. Pursuant to Section 4.1 of the GUC Trust Agreement, the GUC Trust became effective on the Effective Date of the Plan, and continues until:

(x) the earlier of (i) the date on which (A) all of the GUC Trust Distributable Assets have been distributed by the GUC Trust Administrator in accordance with this Trust Agreement, the Plan, and the Confirmation Order, and (B) if the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of the Debtors, the GUC Trust Administrator has completed the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets, and (ii) the third anniversary of the Effective Date, or (y) such shorter or longer period authorized by the Bankruptcy Court upon application of the GUC Trust Administrator with the approval of the GUC Trust Monitor (I) in order to resolve all Disputed General Unsecured Claims, the Term Loan Avoidance Action and other Avoidance Actions, and (II) to complete the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets.

GUC Trust Agreement § 4.1 (emphasis added).

16. On February 6, 2014 and again on January 29, 2015 this Court entered orders extending the duration of the GUC Trust by a combined total of two years, without prejudice to the right of the GUC Trust Administrator to seek further extensions [Docket Nos. 12592, 13063]. Accordingly, the duration of the GUC Trust is currently scheduled to end on March 31, 2016 (the “Trust Termination Date”) absent a further Court order.

II.	Claims Resolution and Distributions

17. Claims resolution is nearly complete. On the Effective Date, the GUC Trust was tasked with resolving 4,460 disputed general unsecured claims, amounting to $8.153 billion in the aggregate, exclusive of potential Term Loan Avoidance Action Claims. See Motors Liquidation Company GUC Trust Quarterly Section 6.2(c) Report and Budget Variance Report as of September 30, 2015, filed October 29, 2015 [Docket No. 13520] (the “September 2015 Status Report”) at 4. As of September 30, 2015, the GUC Trust had successfully resolved disputed general unsecured claims representing approximately $8.083 billion, or 99.14% of the dollar amount of initial disputed general unsecured claims, and only one disputed general unsecured claim remained pending resolution. Id. Of the approximately $8.083 billion in disputed general unsecured claims that were resolved, approximately $6.002 billion were disallowed or expunged, while only approximately $2.081 billion were allowed. Id.

18. In addition, the GUC Trust assumed responsibility for resolving approximately 191 disputed SAP Claims, all of which have been resolved.4

19. The GUC Trust previously held shares of common stock (“New GM Common Stock”) of General Motors Company (“New GM”) and warrants to purchase New GM Common Stock (“New GM Warrants”, and together with the New GM Common Stock, “New GM Securities”), together with any cash dividends received by the GUC Trust in respect of the New GM Common Stock (“Dividend Cash”) as its primary distributable assets. Upon the disallowance of disputed general unsecured claims, New GM Securities and Dividend Cash reserved in respect of such claims were released to holders of Trust Units (such New GM Securities and Dividend Cash, “Excess GUC Trust Distributable Securities Assets”). See GUC Trust Agreement § 5.4.

[4]

Two unliquidated and contingent SAP Claims pending against the GUC Trust are not currently subject to active claims resolution but may be subject to resolution in the future: (i) pursuant to this Court’s Order Pursuant to Sections 105, 363 and 1142 of the Bankruptcy Code and Bankruptcy Rules 3020 and 9019, Authorizing and Approving the Global Settlement Agreement by and Among the GUC Trust, the GUC Trust Monitor, the Nova Scotia Trustee, New GM, GM Canada, and the Representative Noteholders dated October 21, 2013 (the “Nova Scotia Settlement Order”) [Docket No. 12531], New GM has asserted a potential contingent and unliquidated administrative expense claim in the amount and on the terms set forth in the Nova Scotia Settlement Order; and (ii) pursuant to this Court’s Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (a) Approving a DIP Credit Facility and Authorizing the Debtors to Obtain Post-Petition Financing Pursuant Thereto, (b) Granting Related Liens and Super-Priority Status, (c) Authorizing the use of Cash Collateral and (d) Granting Adequate Protection to Certain Pre-petition Secured Parties dated June 25, 2009 (the “DIP Order”) [Docket No. 2529], JPMorgan Chase Bank, N.A., as agent under the Term Loan was granted a contingent and unliquidated administrative expense claim in the amount of certain reasonable fees, costs and charges incurred in defending any challenge to the liens arising under the agreement governing the Term Loan.

The following chart sets forth the distributions of Excess GUC Trust Distributable Securities Assets that have been made by the GUC Trust to holders of Allowed General Unsecured Claims (or in respect of such holders’ Trust Units):

Date	New GM Common Stock	New GM “A” Warrants	New GM “B” Warrants
April 21, 2011	113,194,172	102,903,821	102,903,821
July 28, 2011	3,342,831	3,038,936	3,038,936
October 28, 2011	2,468,218	2,243,834	2,243,834
December 20, 2013	6,174,015	5,612,741	5,612,741
November 12, 2014	3,712,897	3,375,361	3,375,361

20. On June 3, 2015, the GUC Trust Administrator filed the Motion of Wilmington Trust Company, as GUC Trust Administrator and Trustee, for an Order Granting Authority (A) to Exercise New GM Warrants and to Liquidate New GM Common Stock and (B) to Make Corresponding Amendments to the GUC Trust Agreement [Docket No. 13186] (the “Conversion Motion”) which sought Court authority to exercise all of the GUC Trust’s New GM Warrants and to liquidate all of the GUC Trust’s New GM Common Stock (including the proceeds of the exercised New GM Warrants) into cash. The primary purpose of the liquidation was to crystallize the GUC Trusts’ tax liability arising from gains in the value of the New GM Securities (such taxes, “Taxes on Distribution”), allowing the GUC Trust to release assets held-back to account for such taxes (the “Taxes on Distribution Holdback”).

21. On July 2, 2015, this Court entered an order granting the Conversion Motion [Docket No. 13271] (the “Conversion Order”). Shortly after entry of the Conversion Order, the GUC Trust exercised all of its New GM Warrants and sold all of its New GM Common Stock, crystallizing its taxable gain, and facilitating the release of $129,721,838 in cash (cash assets of the GUC Trust that become available for distribution to holders of Trust Units, including Dividend Cash, “Distributable Cash,” and together with the Excess GUC Trust Distributable Securities Assets, the “Excess GUC Trust Distributable Assets”) to holders of Trust Units (the “November 2015 Distribution”).

22. Other than cash that has been set aside from distribution for the purposes of funding Administrative Costs, Reporting Costs or potential federal income taxes of the GUC Trust, including Taxes on Distribution, all of the Excess GUC Trust Distributable Assets arising from the GUC Trust’s successful claims resolution and efforts to obtain certainty as to tax obligations have been distributed to holders of Trust Units. As of September 30, 2015, but after giving effect to the November 2015 Distribution, the GUC Trust had distributed approximately 92.8% of its distributable assets held on the Effective Date. See September 2015 Form 10-Q at 30.

III.	GUC Trust Funding

(i) Initial Funding of the GUC Trust Costs and Expenses

23. An initial budget for the GUC Trust’s Administrative Costs was proposed by the Debtors and approved by this Court in March 2011 as part of the Plan confirmation process (the “Initial Budget”). See Confirmation Order 37. The Initial Budget was limited by a finite sum of cash which the DIP Lenders were willing to provide for the wind-down of the Debtors’ estates. While the GUC Trust’s general Administrative Costs (including the costs associated with claims resolution and trust asset distributions) were intended to be primarily funded by the cash contributed by Motors Liquidation Company (“MLC”) to the GUC Trust on the Effective Date (the “Wind-Down Budget Cash”), the GUC Trust Agreement affords the GUC Trust Administrator the flexibility to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of Distributable Cash necessary to fund any current, and anticipated future, cost overruns associated with the primary functions of the GUC Trust. See GUC Trust Agreement § 6.1(b) and (d). Such “held-back” Distributable Cash may then be reallocated with the approval of the Court, and such reallocated funds are labeled as “Other GUC Trust Administrative Cash” designated for Administrative Costs. Id.

24. Reporting Costs provided another challenge for the estate parties. Reporting Costs are primarily comprised of the fees and expenses directly related to complying with the No-Action Relief, including the production of public reports and compliance with SOX. While transferability of the Trust Units was viewed as beneficial to holders of Allowed General Unsecured Claims, and was championed by the Creditors’ Committee, the DIP Lenders did not agree to fund any of the Reporting Costs with Wind-Down Budget Cash.

25. As no funds were designated for Reporting Costs in the Initial Budget, the GUC Trust Agreement contemplated that such costs would be funded entirely from Excess GUC Trust Distributable Assets (the funds allocated for satisfaction of Reporting Costs, the “Reporting Funds”). Given the breadth of duties allocated to Reporting Costs, there was significant uncertainty on the Effective Date as to the ultimate fees, costs and expenses that would be required to be expended to satisfy these obligations, particularly as the No-Action Relief had not yet been obtained and the related level of required reporting had not yet been determined. As such, the GUC Trust Agreement provides the GUC Trust Administrator with the ability to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of Distributable Cash necessary to fund any current and future anticipated Reporting Costs. See GUC Trust Agreement § 6.1(c). Such “held-back” Distributable Cash may then be reallocated with the approval of the Court, and such reallocated funds are labeled as “Other GUC Trust Administrative Cash” designated for Reporting Costs. Id.

(ii) Prior Motions to Fund Costs of the GUC Trust

26. Beginning in December 2011, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the current and projected future Administrative Costs and the current and projected future Reporting Costs substantially exceeded the allocable portion of the Wind-Down Budget Cash and Reporting Funds, respectively. See September 2015 Status Report at 9. As such, the GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) “held back” from distribution and, in January 2012, sought Court authority to use a portion of the Excess GUC Trust Distributable Assets for the purposes of funding GUC Trust cost overruns for 2011 and anticipated cost overruns for 2012 (the “2012 Funding Motion”) [Docket No. 11330]. On March 8, 2012, the Court granted the 2012 Funding Motion (the “2012 Funding Order”) [Docket No. 11507].

27. In late 2012, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the projected future Administrative Costs of the GUC Trust and the projected future Reporting Costs would, in the calendar year 2013, exceed the allocable portion of the Wind-Down Budget Cash and remaining Reporting Funds, respectively. The GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) filed a motion seeking Court authority to use a portion of the Excess GUC Trust Distributable Assets for the purposes of funding anticipated cost overruns for 2013 (the “2013 Funding Motion”) [Docket No. 12209]. By order dated December 11, 2012 (the “2013 Funding Order”) [Docket No. 12248], the Court granted the 2013 Funding Motion.

28. During the calendar year 2013 the GUC Trust experienced efficiencies and cost savings which collectively led to a favorable impact on the then current budgets for Administrative Costs and Reporting Costs. As a result, the GUC Trust was able to stretch the funds received from the 2013 Funding Order to fully satisfy budgeted Administrative Costs and Reporting Costs for the calendar year 2014.

29. In late 2014, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the projected future Administrative Costs of the GUC Trust and the projected future Reporting Costs would, in the calendar year 2015, exceed the allocable portion of the Wind-Down Budget Cash and remaining Reporting Funds, respectively. The GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) “held back” from distribution and, in January 2015, filed a motion seeking Court authority to use a portion of the Excess GUC Trust Distributable Assets for the purposes of funding anticipated cost overruns for 2015 (the “2015 Funding Motion”) [Docket No. 13045]. By order dated January 29, 2015 (the “2015 Funding Order,” and together with the 2012 Funding Order and the 2013 Funding Order, the “Prior Funding Orders”)) [Docket No. 13063], the Court granted the 2015 Funding Motion.

IV.	Recalls and Motions to Enforce

30. Beginning in January 2014, New GM conducted a series of recalls relating to ignition switch and other defects in vehicles manufactured by both MLC and New GM (the “Recalls”). Since the Recalls were first announced, New GM has disclosed that it is aware of 309 actions (the “Recall Actions”) that have been filed against New GM relating to the Recalls and/or the underlying defects. See September 2015 Form 10-Q at 41. The majority of Recall Actions have been transferred for pretrial consolidation to MDL 2543, In re: General Motors LLC Ignition Switch Litigation (the “MDL Proceeding”), which is currently pending before the Hon. Jesse M. Furman in the Southern District of New York. Id.

31. In April and August 2014, New GM filed three motions [Docket Nos. 12620, 12807, 12808] (collectively, the “Motions to Enforce the Sale Order”) seeking an order from this Court declaring that (i) New GM has no liability for the claims at issue in the Recall Actions or the MDL Proceeding with respect to vehicles manufactured by MLC, and (ii) that such claims are barred by the sale order and injunction (the “Sale Order”) relating to the section 363 sale of the Debtors’ assets to New GM (the contested matters related to the Motions to Enforce the Sale Order are defined herein as the “Recall Litigation”).

32. Following the filing of the Motions to Enforce the Sale Order, the GUC Trust became immersed in a series of contested matters. While the GUC Trust has continually sought to remove itself from the seemingly endless barrage of motion practice arising in the Recall Litigation, it has, to date, been forced to weather continuous litigation, including: (i)

the “threshold issues” dispute,5 (ii) litigation over the form of judgment regarding the threshold issues, (iii) appeals of the threshold issues judgment, (iv) pleadings filed by certain plaintiffs with purported claims unrelated to the ignition switch defects (the “Non-Ignition Switch Plaintiffs”) which argued that the threshold issues judgment applied only to Ignition Switch Plaintiffs and not to other plaintiffs, (v) motions to withdraw the reference, and (vi) a motion seeking a stay pending appeal of the threshold issues judgment—along with the numerous status conferences, meetings, stipulations, settlement conferences and discovery related to the foregoing.

V.	GUC Trust Assets and Reserves as of September 30, 2015

33. As of September 30, 2015, the GUC Trust was holding approximately $803.4 million in cash and investments.6 Of that amount, $129,721,838 was subsequently distributed to holders of Trust Units on November 16, 2015, while the remainder was placed in reserves or set asides as follows (all as of September 30, 2015):

•	Administrative Costs Reserve/Reporting Costs Reserve: Approximately $7.1 million remained of Other GUC Trust Administrative Cash designated for Administrative Costs or Reporting Costs, while $62.5 million has been set aside/reserved from distribution to holders of Trust Units for the payment of projected Administrative Costs and Reporting Costs for the anticipated duration of the GUC Trust;

[5]	At the outset of the Recall Litigation, the Court scheduled an initial status conference in order to establish a framework for the adjudication of the myriad of issues raised by the Motions to Enforce the Sale Order. Following the initial status conference, the Court determined that the parties to the Recall Litigation (including the GUC Trust) should brief and argue four separate gating issues that were based in theories related to Constitutional due process, interpretation of the Sale Order, and the equitable mootness doctrine (the “Threshold Issues”). The litigation relating to the Threshold Issues was substantial and lengthy. From May 2014 to January 2015, the GUC Trust filed four briefs, participated in two days of oral argument, negotiated numerous scheduling orders, negotiated a series of stipulated facts and submitted its own proposed facts, and participated in three status conferences related to the Threshold Issues. The efforts of the GUC Trust with respect to the Threshold Issues were ultimately successful, when on April 15, 2015 this Court rendered its Decision on Motion to Enforce Sale Order [Docket No. 13109] which adopted the GUC Trust’s position that any late claims filed against the GUC Trust by plaintiffs who were purportedly injured by the Recalls arising from an ignition switch defect (the “Ignition Switch Plaintiffs”) were equitably moot (the “Equitable Mootness Finding”).
[6]	Such amount excludes approximately $1.5 million of accrued investment income and prepaid expenses.

•	DIP Lender Assets: Approximately $33.4 million is subject to the liens of the DIP Lenders and is designated for use by the GUC Trust for satisfaction of certain professional and other expenses, payment of indenture trustee fees in connection with distributions, and the resolution and satisfaction of SAP Claims. Such amounts are not available for distribution to holders of Trust Units under any circumstances and will be returned (if any remain) to the DIP Lenders upon the dissolution of the GUC Trust (or an earlier date if so required by the GUC Trust Agreement);

•	Taxes on Distribution Holdback: Approximately $108.7 million has been set aside/reserved from distribution to holders of Trust Units for the payment of taxes that may be incurred by the GUC Trust in connection with distributions or other disbursements of New GM Securities;

•	Disputed Claims Reserve: Approximately $433.2 million has been set aside/reserved from distribution to holders of Trust Units for the purposes of making potential distributions to holders of potential Term Loan Avoidance Action Claims (at a claim amount of $1.5 billion) and approximately $12.2 million has been set aside/reserved from distribution to holders of Trust Units for the purposes of making potential distributions to holders of disputed general unsecured claims if and to the extent that such claims become Allowed General Unsecured Claims (at a claim amount of $20 million);

•	General Claims Contingency: Approximately $14.4 million has been set aside/reserved from distribution to holders of Trust Units as a general claims contingency, designated for making potential distributions to holders of any additional unliquidated or disputed claims (at a claim amount of $50 million); and

•	Distributions Payable to Holders of Allowed General Unsecured Claims: Approximately $2.2 million has been designated for payment to holders of Allowed General Unsecured Claims who have not yet provided sufficient information to permit the GUC Trust to process their distribution or for municipalities which are not permitted to own securities by applicable law.

See September 2015 Form 10-Q at 8, 12, 34; September 2015 Status Report at 4, 13.

VI.	Current Cash Needs and the 2016 Budgets

34. As of the date hereof, the GUC Trust has exhausted the entirety of the Wind-Down Budget Cash available for use in the satisfaction of Administrative Costs.7 The GUC

[7]

The GUC Trust still holds approximately $8.2 million in Wind-Down Budget Cash; however, such amounts have been designated solely for the satisfaction of certain identified costs and liabilities of the GUC Trust (including certain residual state and other taxes of MLC) and may not be used for the payment of Administrative Costs.

Trust projects that, as of the end of the calendar year 2015, it will hold Other GUC Trust Administrative Cash designated for Administrative Costs in the amount of approximately $2,380,000, and will have fully exhausted its Other GUC Trust Administrative Cash designated for Reporting Costs. See Exhibits B and C. Given the current and future anticipated expenditures of the GUC Trust, such amounts are likely insufficient to fund the operations of the GUC Trust for the 2016 calendar year.

35. As detailed in the 2016 Budgets, the GUC Trust Administrator anticipates that approximately $7,898,800 (plus a $2 million contingency fund, described below) will be necessary to fund Administrative Costs for the 2016 calendar year. Given that the GUC Trust is currently holding approximately $2.4 million in available Other GUC Trust Administrative Cash, approximately $5.5 million (plus the $2 million contingency) would be reallocated upon granting of the Motion. In addition, approximately $4,028,000 (plus a $500,000 contingency fund, described below) will be necessary and reallocated to fund Reporting Costs for the 2016 calendar year. See Exhibits B and C.

36. The 2016 Administrative Costs Budget reflects an overall reduction in governance costs for the 2016 calendar year as compared to 2015. In recognition of the fact that claims resolution activity has continued to slow (despite being substantially offset by increased litigation activity related to the Recall Litigation), both the GUC Trust Administrator and the GUC Trust Monitor have reduced their monthly fees associated with Administrative Costs by approximately 12.5% as compared to the prior year.8

37. As noted above, the 2016 Administrative Costs Budget includes a $2.0 million line item for contingency purposes and the 2016 Reporting Costs Budget includes a $500,000

[8]

The governance costs associated with the 2016 Reporting Costs Budget remains flat as compared to prior periods as the duties associated with the public reporting regime imposed by the No-Action Relief is not affected by a reduction in claims resolution activities.

line item for contingency purposes. Given the current status of the Recall Litigation, the GUC Trust Administrator believes that the flexibility to use additional funds for purposes of defending such litigation, and for satisfying the additional reporting obligations triggered by such litigation, is necessary and appropriate.

38. The 2016 Budgets are conservative, and cost saving measures may, and hopefully will, lead to a budget excess. However, experiences in this case raise real concerns regarding future costs of litigation and regulatory reporting. Accordingly, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, crafted the 2016 Budgets in a manner that minimizes the amount of Distributable Cash that needs to be reallocated, while simultaneously ensuring adequate funds to satisfy 2016 costs and expenses.

RELIEF REQUESTED

39. By this Motion, the GUC Trust Administrator requests entry of an order (i) authorizing the GUC Trust Administrator to reallocate and use Distributable Cash in an amount necessary to satisfy in full projected Administrative Costs and projected Reporting Costs for the calendar year 2016, and (ii) continuing the duration of the GUC Trust for an additional 12 months (and to extend the Trust Termination Date to March 31, 2017) in order to permit the GUC Trust ample time to complete its duties as set forth in the GUC Trust Agreement.

40. In support of the relief requested herein, the GUC Trust Administrator submits that the additional fees and expenses the GUC Trust Administrator seeks to fund hereunder will enable the GUC Trust Administrator to satisfy its obligations under the GUC Trust Agreement and will directly benefit unsecured creditors.9

[9]	As required by Section 6.1 of the GUC Trust Agreement, the GUC Trust Administrator has consulted with the GUC Trust Monitor with respect to the proposed reallocation and use of Distributable Cash. GUC Trust Agreement § 6.1. The GUC Trust Monitor has indicated that it supports the relief requested herein.

BASIS FOR RELIEF

41. The relief requested herein is consistent with the terms of the Plan, the Confirmation Order, the GUC Trust Agreement and applicable bankruptcy law. The GUC Trust Administrator has the power and authority to perform such “functions as are provided in the Plan and the Trust Agreement” including, (i) if acting in consultation with the GUC Trust Monitor, seeking Court authority to reallocate and use Distributable Cash to fund administrative and reporting fees, costs and expenses, and (ii) seeking Court authority to extend the duration of the GUC Trust. Confirmation Order 15, 31, 35; GUC Trust Agreement §§ 4.1, 6.1.

42. The relief requested herein, pursuant to the terms hereof, is also supported by governing bankruptcy law and offers immediate and long-term benefits to GUC Trust beneficiaries. With respect to the GUC Trust Administrator’s request to reallocate and use Distributable Cash, Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. §1142(b). With respect to the GUC Trust Administrator’s request to extend the duration of the GUC Trust, Bankruptcy Rule 9006(b) provides that “when an act is required or allowed to be done at or within a specified period . . . by order of [the] court, the court for cause shown may at any time in its discretion . . . order the period enlarged . . . .” Fed. R. Bankr. P. 9006(b).

I.	The GUC Trust Should Be Permitted To Reallocate and Use Distributable Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs

43. Claims resolution is substantially complete, and has been substantially complete since 2014. The GUC Trust Administrator had initially contemplated that,

beginning in the second half of the calendar year 2014, the GUC Trust would benefit from a low cost “hibernation period” while it awaited the resolution of the Term Loan Avoidance Action. During this “hibernation period,” fees and expenses associated with public reporting required pursuant to the No-Action Relief would continue to be incurred at a regular rate—as such reporting obligations are not directly affected by any decrease in GUC Trust claims resolution activity—but Administrative Costs would decline drastically.

44. The Recall Litigation, however, has left the GUC Trust in an untenable liquidity position. The GUC Trust Administrator intends to defend the corpus of the GUC Trust against any potential additional claims. Moreover, the GUC Trust’s involvement in the Recall Litigation may be far from over. As noted above, the Equitable Mootness Finding is currently subject to an appeal in which the GUC Trust is a key participant. In addition, the Ignition Switch Plaintiffs and the Non-Ignition Switch Plaintiffs have expressed an intention to seek authorization to file late proofs of claim, and then (if such authority is granted) to seek allowance of such claims. See The Ignition Switch Plaintiffs’ and Certain Non-Ignition Switch Plaintiffs’ Request for a Stay of Distributions of GUC Trust Assets and Response to Motion of Wilmington Trust Company, as GUC Trust Administrator and Trustee, for an Order Granting Authority (A) to Exercise New GM Warrants and Liquidate New GM Common Stock and (B) to Make Corresponding Amendments to the GUC Trust Agreement [Docket No. 13246] at p. 2, FN 4. In such scenario, the GUC Trust would be required to effectively begin anew the claims resolution process—as if the Effective Date had passed only five months ago rather than nearly five years ago. In addition, it is uncertain whether the Ignition Switch Plaintiffs and/or the Non-Ignition Switch Plaintiffs will renew their attempts to stay future interim distributions of the GUC Trust if the appeal of the Equitable Mootness Finding is still pending at such time. Due to the uncertainty presented by the Recall Litigation, the $2 million “contingency” line item in the 2016 Administrative Costs Budget is warranted.

45. Further, as a result of the materiality of the Recall Litigation, the GUC Trust is required to continually file public reports regarding the case status and the various actions taken by the Ignition Switch Plaintiffs and the Non-Ignition Switch Plaintiffs. The reporting obligations, and their attendant costs, are directly tied to the level of activity in the Recall Litigation, which is inherently unpredictable. Accordingly, the $500,000 “contingency” line item in the 2016 Reporting Costs Budget is warranted.

46. The GUC Trust Administrator submits that the 2016 Budgets, including the line items for contingency reserves, are necessary and appropriate for effectively administering the GUC Trust and performing all required duties in the calendar year 2016.

II.	The Court Should Authorize the Extension of the GUC Trust’s Duration

47. The extension of the duration of the GUC Trust is necessary to provide sufficient time for the resolution of the Term Loan Avoidance Action. As discussed above, the Term Loan Avoidance Action is currently pending before this Court, with fact discovery only in its initial stages, and with a trial likely to be scheduled in 2017.

48. Accordingly, the GUC Trust Administrator believes that an extension of the Trust Termination Date is necessary to facilitate the successful resolution the Term Loan Avoidance Action. Courts in this jurisdiction have granted similar relief. See e.g., In re Boylan Intern., Ltd., 452 B.R. 43 (Bankr. S.D.N.Y. 2001) (holding that the duration of the trust may be extended for an additional two years to permit the trustee an opportunity to continue its prosecution of a malpractice claim, the estate’s “primary asset”). Accordingly, the GUC Trust Administrator respectfully requests that the relief sought herein be granted.

NOTICE

49. The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [Docket No. 10183], and (c) any other required notice parties under Section 6.1(b)(iv) of the GUC Trust Agreement. The GUC Trust Administrator respectfully submits that no other or further notice need be provided.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court enter an order substantially in the form attached hereto as Exhibit A, (i) authorizing the reallocation and use of Distributable Cash to fund certain fees, costs and expenses of the GUC Trust, (ii) extending the duration of the GUC Trust for an additional 12 months, through and including March 31, 2017, and (iii) granting such other and further relief as may be deemed just and proper.

Dated:	New York, New York

November 17, 2015

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Keith R. Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

EXHIBIT A

[Proposed Order]

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re	:
	:	Chapter 11 Case No.
MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : :	09-50026 (REG) (Jointly Administered)
: :
x

ORDER (A) AUTHORIZING THE GUC TRUST ADMINISTRATOR

TO REALLOCATE AND USE DISTRIBUTABLE CASH

FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

Upon the motion, dated November 17, 2015 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the GUC Trust Agreement, (A) authorizing the GUC Trust’s reallocation and use of Distributable Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2017, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

1

creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $7,518,800 of Distributable Cash to satisfy Administrative Costs estimated for the calendar year 2016, all as set forth in the 2016 Administrative Costs Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $4,528,000 of Distributable Cash to satisfy the Reporting Costs estimated for the calendar year 2016, all as set forth in the 2016 Reporting Costs Budget; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to reallocate and use Distributable Cash to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2016 or any future year; and it is further

ORDERED, that the duration of the GUC Trust, as described in section 4.1 of the GUC Trust Agreement, is extended an additional 12 months and the GUC Trust shall remain in full force and effect through and including March 31, 2017; and it is further

ORDERED, that this Order is without prejudice to the right of the GUC Trust Administrator to seek authority to further extend or shorten the duration of the GUC Trust upon application of the GUC Trust Administrator to this Court in accordance with the GUC Trust Agreement; and it is further

2

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any reallocation or use of Distributable Cash in connection herewith, or the GUC Trust Agreement.

Dated: , 2015
New York, New York

UNITED STATES BANKRUPTCY JUDGE

3

EXHIBIT B

[2016 Administrative Costs Budget]

MLC GUC Trust

2016 (Calendar Year) Administrative Costs Budget

November 2015

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2016	2015 Annual Budget	2015 Actual/Est.
Governance Costs
Trust Monitor (FTI Consulting)	$230.0	$230.0	$230.0	$230.0	$920.0	$1,070.0	$1,055.3
Trust Administrator (Wilmington Trust)	455.0	455.0	455.0	455.0	1,820.0	2,060.0	2,038.1

Subtotal for Governance Costs	685.0	685.0	685.0	685.0	2,740.0	3,130.0	3,093.4

Financial Reporting & Claims Resolution
Alix Partners	310.5	310.5	310.5	310.5	1,242.0	1,380.0	1,380.0
Lead Claims Resolution Counsel (a)	37.5	37.5	37.5	37.5	150.0	340.0	131.4
ADR Legal Counsel	25.0	25.0	25.0	25.0	100.0	100.0	32.0
Claims Agent (Garden City Group)	34.0	36.0	30.0	32.0	132.0	132.0	166.8
Trust Corporate Counsel (Gibson Dunn) (Wind Down)	150.0	150.0	150.0	150.0	600.0	600.0	1,296.6
Trust Recall Matter Counsel (Gibson Dunn) (b)	500.0	500.0	500.0	500.0	2000.0	2000.0	2,634.0
Recall Matter Expert Testimony (FTI) (b)	0.0	0.0	0.0	0.0	0.0	0.0	250.0

Subtotal for Financial Reporting & Claims Resolution	1,057.0	1,059.0	1,053.0	1,055.0	4,224.0	4,552.0	5,890.8

Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	100.0	100.0	100.0	100.0	400.0	66.0	168.6
External Auditor (Plante Moran)	22.0	112.0	5.0	5.0	144.0	210.0	138.9
Tax Advisor (Rick Zablocki)	30.0	20.0	20.0	20.0	90.0	80.0	68.1

Subtotal for Investment, Accounting & Tax Advisors	152.0	232.0	125.0	125.0	634.0	356.0	375.7

Other Expenses
Insurance Expense	62.2	62.2	62.2	62.2	248.8	0.0	109.7
US Trustee Fees	13.0	13.0	13.0	13.0	52.0	41.6	46.8
Contingency	500.0	500.0	500.0	500.0	2,000.0	2,500.0

Subtotal for Other Expenses	575.2	575.2	575.2	575.2	2,300.8	2,541.6	156.5

Total Wind Down Expense	$2,469.2	$2,551.2	$2,438.2	$2,440.2	$9,898.8	$10,579.6	$9,516.5

Projected Cash available to carry over:	(2,380.0)
Estimated request to re-allocate:	$7,518.8

(a)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

 Weil, Gotshal & Manges LLP

 Dickstein Shapiro LLP

(b)	Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

EXHIBIT C

[2016 Reporting Costs Budget]

MLC GUC Trust

2016 (Calendar Year) Reporting Costs Budget

November 2015

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2016	2015 Annual Budget	2015 Actual/Est.
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0	$500.0	$506.6
Trust Administrator (Wilmington Trust)	325.0	325.0	325.0	325.0	1,300.0	1,365.0	1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0	1,865.0	1,806.6

Trust Professionals
AlixPartners	105.0	105.0	105.0	105.0	420.0	420.0	642.6
Frazier & Deeter	56.0	60.0	76.0	60.0	252.0	275.0	250.6
Gibson Dunn	187.5	187.5	187.5	187.5	750.0	750.0	1,042.9
CohnReznick	30.7	56.1	19.4	65.8	172.0	164.6	192.3
Plante Moran	31.0	22.0	30.0	31.0	114.0	125.0	100.5
Crowell Moring	105.0	105.0	105.0	105.0	420.0	350.0	404.1

Subtotal for Trust Professionals	515.2	535.6	522.9	554.3	2,128.0	2,084.6	2,633.0

Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0	100.0	80.6
Contingency	125.0	125.0	125.0	125.0	500.0	0.0	0.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0	100.0	80.6

Total Reporting Costs	$990.2	$1,010.6	$997.9	$1,029.3	$4,528.0	$4,049.6	$4,520.2

Projected Cash available to carry over:	$0.0
Estimated request to re-allocate:	$4,528.0